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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 6, 2004

                              CARDINAL HEALTH, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      OHIO
                 (State or Other Jurisdiction of Incorporation)

          1-11373                                    31-0958666
  (Commission File Number)             (IRS Employer Identification Number)

                     7000 CARDINAL PLACE, DUBLIN, OHIO 43017
          (Address of Principal Executive Offices, Including Zip Code)

                                 (614) 757-5000
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Cardinal Health, Inc. (the "Company") and Robert D. Walter, the Company's Chairman and Chief Executive Officer, amended and restated, as of February 1, 2004, Mr. Walter's existing employment agreement dated as of November 20, 2001. The amended and restated employment agreement, among other things, extends the "Initial Term" under Mr. Walter's employment agreement from June 30, 2004 through February 1, 2007.

         The Company entered into a new employment agreement, effective as of February 1, 2004, with George L. Fotiades, the Company's President and Chief Operating Officer. The new agreement replaces and supercedes Mr. Fotiades's prior employment agreement dated as of November 13, 2002, and provides for, among other things, a three-year term.

         The Company is filing copies of Mr. Walter's amended and restated employment agreement and Mr. Fotiades's new employment agreement as Exhibits
10.01 and 10.02, respectively, hereto. These exhibits are incorporated by reference into this Item 5 as if fully set forth herein.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Cardinal Health, Inc.
                                           (Registrant)

Date:  February 6, 2004                    By: /s/ Paul S. Williams
                                               ---------------------
                                               Name:   Paul S. Williams
                                               Title:  Executive Vice President,
                                                       Chief Legal Officer
                                                       and Secretary



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                                  EXHIBIT INDEX


10.01 Amended and Restated Employment Agreement, effective as of February 1, 2004, between the Company and Robert D. Walter.

10.02 Employment Agreement, effective as of February 1, 2004, between the Company and George L. Fotiades.


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